Exhibit 10.9.1

AMENDMENT NO. 1 TO THE

VISUAL NETWORKS, INC.

2003 STOCK INCENTIVE PLAN

W  I  T  N  E  S  S  E  T  H:

WHEREAS, Section 7(f) of the Visual Networks, Inc. 2003 Stock Incentive Plan (the “Plan”) authorizes the Board of Directors (the “Board”) of Visual Networks, Inc., a Delaware corporation (the “Corporation”), to amend the Plan at any time; and

WHEREAS, the Board now finds it desirable and in the best interests of the Corporation to amend the Plan to increase the number of shares of Common Stock that may be issued under the Plan by 3,000,000 shares, for an aggregate of 4,250,000 shares.

NOW, THEREFORE, the Plan is amended, effective as of April 21, 2004, subject to stockholder approval, as follows:

First and Only Change

The first sentence of Section 4 of the Plan is amended in its entirety to read as follows:

“Subject to adjustments as provided in Section 7(d) of the Plan, the shares of Common Stock that may be issued with respect to Awards granted under the Plan shall not exceed an aggregate of 4,250,000 shares of Common Stock.”

IN WITNESS WHEREOF, the Corporation has caused this Amendment No. 1 to be executed by its duly authorized officer this 21st day of April, 2004.

ATTEST:		VISUAL NETWORKS, INC.

By:	/s/ Nancy A. Spangler	By:	/s/ Lawrence S. Barker